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Exhibit 3

RESTATED
ARTICLES OF INCORPORATION
OF
VETERINARY PET SERVICES, INC.

JACK L. STEPHENS and BRUCE H. HAGLUND certify that:

1.
They are the President and Secretary, respectively, of VETERINARY PET SERVICES, INC., a California corporation.

2.
The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

ONE:	The name of this Corporation is: VETERINARY PET SERVICES, INC.
TWO:
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
THREE:
This Corporation is authorized to issue two classes of shares, to be designated common and preferred, respectively. The number of Common shares authorized to be issued is fifty million (50,000,000) and the number of Preferred shares authorized to be issued is one million (1,000,000).
FOUR:
The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.
FIVE:	The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
SIX:
This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification expressly permitted by Section 317 of the California Corporations Code; provided, however, that such provisions or agreements may not provide for indemnification of any agents for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (1) of subdivision (a) of Section 204 of the California Corporations Code, or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.
3.
The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4.
The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,597,704 shares of Common Stock. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge. Executed at Anaheim, California, on June 30, 1997.

/s/ JACK L. STEPHENS JACK L. STEPHENS, President
/s/ BRUCE H. HAGLUND BRUCE H. HAGLUND, Secretary

CERTIFICATE OF AMENDMENT AND RESTATEMENT OF

CERTIFICATE OF DETERMINATION,

RIGHTS AND PREFERENCES

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

AND

SERIES B CONVERTIBLE PREFERRED STOCK

OF

VETERINARY PET SERVICES, INC.

Pursuant to Section 401 of the
Corporations Code of the State of California

        Jack L. Stephens and Bruce H. Haglund hereby certify that:

        1.    They are the President and Secretary, respectively, of Veterinary Pet Services, Inc., a California corporation (the "Corporation").

        2.    The Certificate of Determination, Rights and Preferences of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Corporation is amended and restated as follows:

        FIRST:    The Articles of Incorporation of the Corporation (as amended or restated) authorize the Corporation,

          to issue two classes of shares, to be designated common and preferred, respectively. The number of Common shares authorized to be issued is fifty million (50,000,000) and the number of Preferred shares authorized to be issued is one million (1,000,000).

          The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        SECOND:    By resolution of the Board of Directors dated the 7th day of May 1998, the Board of Directors did duly adopt the following resolutions authorizing the amendment of the Certificate of "Series A Convertible Preferred Stock" and "Series B Convertible Preferred Stock."

        THIRD:    The number of shares of Series A Convertible Preferred Stock is 500,000, of which 357,143 have been issued, and the number of Series B Convertible Preferred Stock is 500,000, none of which has been issued.

        FOURTH,    that the Board of Directors, pursuant to authority vested in it by the provisions of the Articles of Incorporation of the Corporation, authorized the issuance of Series A and Series B of the

Corporation's Convertible Preferred Stock, no par value, and fixed the number, designation, preferences, rights and limitations and restrictions thereof in addition to those set forth in the Articles of Incorporation as follows:

        1.    Designation; Rank.

        Two series of the Corporation's Preferred Stock are designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the maximum number of shares of Series A Preferred Stock shall be 500,000 and no more, and the maximum number of shares of Series B Preferred Stock shall be 500,000 and no more, (Series A and B Preferred Stock shall be collectively referred to as "Convertible Preferred Stock"). The Convertible Preferred Stock has a liquidation preference of $12.40 per whole share (the "Liquidation Preference"). All rights and privileges attached to Convertible Preferred Stock are identical with the exception of voting rights. Series A and Series B shall have no voting rights except as set forth in Section 5(B) below.

        The Convertible Preferred Stock ranks, with respect to rights to receive dividends and distributions upon liquidation, winding up or dissolution of the Corporation senior to the Corporation's Common Stock, no par value (the "Common Stock"), and any series of Preferred Stock issued by the Corporation whose terms provide specifically that such class or series will rank junior to the Convertible Preferred Stock with respect to rights to receive payment of dividends and distributions upon liquidation or fail to specify the ranking of such class or series relative to the Convertible Preferred Stock with respect to rights to receive payment of dividends and distributions upon liquidation (together with the Common Stock, the "Junior Securities"), on a parity with any class or series of preferred stock issued by the Corporation whose terms provide specifically that such series shall rank on a parity with the Series A and B Preferred Stock with respect to rights to receive payment of dividends and distributions upon liquidation (the "Parity Securities"), and junior to any class or series of stock whose terms provide specifically that such class or series will rank senior to the Convertible Preferred Stock with respect to rights to receive payment of dividends and distributions upon liquidation (the "Senior Securities").

        2.    Dividends.

          A.    Dividends will be paid if and when declared by the Board of Directors in its sole discretion. The holders of outstanding shares of Convertible Preferred Stock shall be entitled to receive on a per share basis according to their holdings of shares of Convertible Preferred Stock, when and if declared by the Board of Directors out of any assets of the Corporation at the time legally available therefor, dividends prior and in preference to any declaration or payment of any Distribution (as defined below) on the Common Stock of the corporation. Distributions (as defined below) may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been first paid to, or declared and set apart for, all outstanding shares of Convertible Preferred Stock in a per share amount equal to the per share amount of the dividend to be paid upon the shares of Common Stock. The right to such dividends on the Convertible Preferred Stock shares shall not be cumulative and no right shall accrue to holders of Convertible Preferred Stock by reason of the fact that dividends on said shares have not been declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest.

          B.    For purposes of this Subsection 2, unless the context otherwise requires, "Distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in stock, or the purchase or redemption of shares of capital stock of the Corporation (other than redemptions set forth in Subsection 2 or, subject any repurchases of Common Stock held by employees of the Corporation upon termination of their employment pursuant to agreements providing for such repurchases) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation, if any.

          C.    Each holder of shares of Convertible Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to Distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by certain employees upon termination of their employment pursuant to agreements providing for such repurchase.

        3.    Redemption.

          A.    Upon the written request of holders of at least a majority of the then outstanding shares of Convertible Preferred Stock received by the Company at any time after December 31, 2002 (the "Holder Redemption Request"), the Corporation shall redeem all shares of Convertible Preferred Stock outstanding on the date which is 30 days after the date of the Holder Redemption Request (the "Holder Redemption Date"). If there are insufficient funds to redeem the number of shares of Convertible Preferred Stock required to be redeemed by this Subsection 3(A), the Corporation shall redeem the maximum number of shares of Convertible Preferred Stock for which funds are available, and shall redeem the shares not timely redeemed as soon as sufficient funds exist, and the Holder Redemption Date shall be appropriately adjusted with respect to such shares.

          B.    Each outstanding share of Convertible Preferred Stock shall be redeemed at a cash price equal to $12.40 per share (adjusted for stock dividends, stock splits, stock combinations and the like) to be redeemed (the "Original Purchase Price"), plus all accrued but unpaid dividends on each such share (the "Redemption Price"); provided, however, that payment of any Redemption Price shall only be made from funds of the Corporation legally available therefore.

          C.    Upon written request of the Corporation at any time after December 31, 2004, (the "Company Redemption Request"), while any shares of Convertible Preferred Stock are outstanding, the holders of Convertible Preferred Stock shall surrender for redemption and the Corporation shall redeem all shares of Convertible Preferred Stock outstanding on the date which is 30 days after the date of the Company Redemption Request (the "Company Redemption Date"). If there are insufficient funds to redeem the number of shares of Convertible Preferred Stock required to be redeemed by this Subsection 3(C), the Corporation shall redeem the maximum number of shares of Convertible Preferred Stock for which funds are available, and shall redeem the shares not timely redeemed as soon as sufficient funds exist, and the Company Redemption Date shall be appropriately adjusted with respect to such shares.

          D.    Each outstanding share of Convertible Preferred Stock shall be redeemed at a cash price equal to the Redemption Price; provided, however, that payment of any Redemption Price shall only be made from funds of the Corporation legally available therefore.

          E.    At least 15 days prior to the Holder Redemption Date or the Company Redemption Date, as the case may be, the Corporation shall mail to each holder of shares proposed to be redeemed, a notice (the "Redemption Notice") specifying the Holder Redemption Date or the Company Redemption Date, as applicable, the number of such holder's shares to be redeemed and the procedures that such holder must follow to redeem its shares. On or prior to each Holder Redemption Date or Company Redemption Date, as applicable, each holder of shares to be redeemed shall surrender such holder's certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the aggregate Redemption Price (the Redemption Price per share to be redeemed multiplied by the number of shares to be redeemed) for the shares to be redeemed shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shah be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the aggregate Redemption Price for shares to be redeemed (whether because there is no source of funds legally available for such redemption or because such funds shall not be paid or made available for payment), all rights of the holders of the shares designated for redemption in the Redemption Notice as holders of the Convertible Preferred Stock of the Corporation (except the right to receive the aggregate Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          F.    On or prior to each Holder Redemption Date or Company Redemption Date, as applicable, the Corporation shall deposit the aggregate Redemption Price of all shares designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Holder Redemption Date or Company Redemption Dates, as applicable, upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation pursuant to Subsection 3(E) above. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Subsection 3(F) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Subsection 6(A) hereof prior to the fifth day preceding the Holder Redemption Date or Company Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Subsection 3(F) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation upon its request.

          G.    There shall be no redemption of any shares where such redemption would be in violation of applicable law.

        4.    Preference on Liquidation.

          A.    In the event of a Liquidation Event (as defined below) the holders of shares of the Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings ("Available Assets"), before any payment shall be made in respect of the Common Stock, an amount equal to $12.40 per share of Convertible Preferred Stock, adjusted for stock dividends, stock splits, stock combinations and the like), plus all accrued and unpaid dividends thereon to the date fixed for distribution of assets (the "Liquidation Preference Amount"). If upon a Liquidation Event, the Available Assets shall be insufficient to pay the holders of the Convertible Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock. A liquidation, winding up, merger or consolidation of the Corporation into or with another corporation in which the shareholders of the Corporation shall own less than 50% of the voting securities of the surviving corporation, or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, shall be deemed to be a Liquidation Event.

          B.    In the event of a Liquidation Event, after the distribution to holders of Convertible Preferred Stock in an amount equal to the Liquidation Preference Amount in accordance with subsection 4(A) above, the remaining assets of the Corporation legally available for distribution, if any, to shareholders shall be distributed ratably to the holders of the Common Stock and the

  Convertible Preferred Stock then outstanding, with each share of Convertible Preferred Stock being treated for such purposes as if it had been converted into Common Stock at the then effective Conversion Rate.

        5.    Voting.

          A.    Except as otherwise required under applicable law or as set forth herein, the shares of Series A Preferred Stock shall not be entitled to vote at any annual or special meeting of shareholders of the Corporation, and may not act by written consent.

          B.    The Board of Directors shall initially consist of five members. Notwithstanding the foregoing Subsection 5(A), the holders of the Series A Preferred Stock voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the capital stock of the Corporation, shall be entitled, at any election of directors to the Corporation's Board, to elect two directors, the holders of the Series B Preferred Stock voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the capital stock of the Corporation shall be entitled, at the election of directors to the Corporation's Board, to elect one director, and the holders of the Common Stock, voting separately as a single class and to the exclusion of all other classes of the capital stock of the Corporation, shall be entitled, at any election of directors to the Corporation's Board, to elect two directors. If the Board of Directors expands the number of authorized directors to six, the holders of Series A Preferred Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the Corporation, to elect two directors, the holders of Series B Preferred Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the Corporation, to elect one director, and the holders of Common Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the corporation, to elect three directors (at least one of which shall be "independent" with relevant experience in the Corporation's industry). If the Board of Directors expands the number of authorized directors to seven, the holders of Series A Preferred Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the Corporation, to elect three directors, the holders of Series B Preferred Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the Corporation, to elect one director, and the holders of Common Stock shall be entitled, voting separately as a single class (with one share being entitled to one vote) and to the exclusion of all other classes of capital stock of the corporation, to elect three directors (at least one of which shall be "independent" with relevant experience in the Corporation's industry). ("Independent" for purposes of this Section 5(B) shall mean any person who is not currently an officer of the Company, does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $60,000 per year and does not own of record or beneficially more than 5% of any class of the Company's voting securities.) The voting rights of the Convertible Preferred Stock set forth in this Section 5(B) shall terminate immediately prior to the closing of a sale by the Corporation of Common Stock in an underwritten (firm commitment) public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), with proceeds to the Corporation of not less than $12,000,000 and an offering price per share (prior to underwriting commissions and expenses) to the public of not less than $8.00, adjusted for stock dividends, stock splits, stock combinations and the like and so long as the Common Stock of the Corporation after the public offering is listed for quotation on the Nasdaq National Market or listed on a national securities exchange (a "Qualified Public Offering").

        6.    Conversion Right.

          A.    Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance of such share, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock into which each share of the Convertible Preferred Stock may be converted shall be determined by dividing $12.40 by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The Conversion Price per share for the Convertible Preferred Stock initially shall be $3.10 which amount shall be subject to adjustment from time to time as provided in Subsection 7 hereof.

          B.    Each share of Convertible Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock either (a) immediately prior to the closing of a Qualified Public Offering or (b) prior to such time if at least a majority of the then outstanding shares of Convertible Preferred Stock voting together as a single class, shall have affirmatively approved, by vote or written consent, such automatic conversion.

          C.    The holder of any shares of the Convertible Preferred Stock may exercise its conversion rights as to such shares or any part thereof by delivering during regular business hours to the Corporation, at the office of any transfer agent of the Corporation for such shares, the principal office of the Corporation or such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have occurred on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation. a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The holder shall be deemed to have become a shareholder of record of the Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on such date in which event such holder shall be deemed to have become a shareholder of record of the Common Stock on the next succeeding date on which the transfer books are open, but the Conversion Price shall nevertheless be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares representing the unconverted portion of the certificate so surrendered.

          D.    No fractional shares of Common Stock or scrip shall be issued upon conversion of shares. If more than one certificate shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined (in good faith) by the Board.

          E.    The Corporation shall pay any and all expenses of any issuance or delivery of shares of Common Stock upon conversion of shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery, of shares of Common Stock in a name other than that in which the shares so converted were registered, and no such issuance or delivery, shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax either has been paid or is not payable.

          F.    The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all of the shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Convertible Preferred Stock at the time outstanding.

          G.    If any shares of Common Stock to be reserved for the purpose of conversion of shares of Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory, body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation shall, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

          H.    All shares of Common Stock which may be issued upon conversion of the shares of Convertible Preferred Stock shall, upon issuance by the Corporation, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

        7.    Adjustment of Conversion Price.

        The Conversion Price of the Convertible Preferred Stock in effect shall be subject to adjustment from time to time as follows:

          A.    If the Corporation shall at any time subdivide the outstanding shares of Common Stock or make a distribution of stock on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or such distribution shall be proportionately decreased and, in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          B.    If the Common Stock issuable upon conversion of the Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Subsection 7(A) above or a merger or other reorganization referred to in Subsection 4(A) above), then concurrently with the effectiveness of such reorganization or reclassification, the Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Convertible Preferred Stock, as the case may be, immediately before that change.

          C.    This Subsection 7(C) shall not apply to (1) an issuance of stock or securities pursuant to Subsection 7(A), (2) the issuance of shares of Common Stock upon conversion of any Convertible Preferred Stock, and (3) the issuance, sale, or grant of any right to purchase (including any option or warrant) shares of up to 613,213 shares of Common Stock to any employee, officer or director of, or consultant to, the Corporation pursuant to any employee, officer, director or consultant plan or agreement adopted or approved by the Board of Directors of the Corporation, and any exercise of any such right. The exempted issuances described in the preceding sentence shall be referred to herein as the "Exempted Issuances." Upon issuance by the Corporation of Common Stock, or any right or option to purchase Common Stock or stock convertible into Common Stock, or any obligation or any share of stock convertible into or exchangeable for Common Stock for a price per share that is less than the Conversion Price of the Convertible Preferred Stock in effect immediately prior to the time of such issuance or sale, other than Exempted Issuances, then forthwith upon such issuance or sale the Conversion Price of the Convertible Preferred Stock in effect immediately prior to such issuance shall be reduced, as of the closing or consummation of such issuance, to a price (calculated to the nearest cent) determined by multiplying the then existing Conversion Price (the "Pre-Issue Conversion Price") by a fraction, the numerator of which shall be:

              (i)  an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issuance or sale and (z) the number of shares of Common Stock that the "consideration actually received" (as defined in Subsection 7(D) below) by the Corporation upon such issuance or sale would purchase at the Pre-Issue Conversion Price; and the denominator of which shall be;

            (ii)  the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issuance or sale and (z) the number of shares of Common Stock or stock convertible into or exchangeable for Common Stock issued in such issuance or sale.

          D.    The following shall apply for purposes of this Subsection 7:

              (i)  In the event of an issuance or sale for cash of shares of the Common Stock, the "consideration actually received" by the Corporation shall mean the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

            (ii)  In the event of an issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash (either in whole or in part), the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined (in good faith) by the Board.

            (iii)  In the event of an issuance in any manner by the Corporation of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

            (iv)  In the event of an issuance in any manner by the Corporation of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued and outstanding as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the sum of (x) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, and (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment for distributions.

            (v)  The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in Subsection 7(D)(iii) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in Subsection 7(D)(iv) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, which is receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in Subsections 7(D)(i) and 7(D)(ii) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that for purposes of Subsection 7(D)(ii), if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any distribution upon any stock of the Corporation other than Common Stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares of stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock as of the date of the adoption of the resolution declaring such distribution, as determined (in good faith) by the Board at or as of that date. Upon the expiration of any rights or options referred to in Subsection 7(D)(iii), or the termination of any right of conversion or exchange referred to in Subsection 7(D)(iv), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion or exchange of such convertible or exchangeable securities, the Conversion Price of the Convertible Preferred Stock then in effect shall forthwith be readjusted to such Conversion Price as would have been in effect had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

            (vi)  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or options or rights not referred to in Subsection 7(D)(iii), then, in each such case, the holders of the Convertible Preferred Stock shall be entitled to the distributions at the rate provided for in Subsection (2) above before any distribution shall be made to the holders of the Corporation's Common Stock, and no adjustment to the Conversion Price provided for in this Subsection 7 shall be applicable.

          (vii)  In the event the Corporation shall issue another series of Preferred Stock on more than one date, the Conversion Price of the Convertible Preferred Stock shall be adjusted only once for the issuance of such other series of Preferred Stock, such adjustment to occur upon the final closing of the issuance thereof, provided that all such issuances occur during a period of not more than 120 days.

          (viii)  The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Subsection 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Stock against impairment of any kind.

            (ix)  Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Convertible Preferred Stock pursuant to this Subsection 7, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of each Series so affected a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall furnish or cause to be furnished to each such holder a like certificate setting forth (x) such adjustment or readjustment, (y) the Conversion Price in effect, and (z) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares.

        8.    Status of Converted or Redeemed Stock.

        In case any shares shall be converted pursuant to Subsection 6 or redeemed pursuant to Subsection 3 hereof or are otherwise acquired by the Corporation, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock.

        9.    Protective Provisions.

        So long as at least 112,500 shares of Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided under applicable law, of the holders of a majority, of the total number of shares of Convertible Preferred Stock outstanding, voting as one class, (i) amend, repeal, alter or change any of the rights, preferences or privileges of the Convertible Preferred Stock; (ii) amend, repeal, alter or change the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Corporation; (iii) create (by reclassification of an existing class or series, or otherwise) any new class or series of shares of Preferred Stock senior to or on a parity with the Convertible Preferred Stock as to voting rights, dividends, redemption or a distribution of assets of the Corporation in liquidation; (iv) increase or decrease the number of authorized shares of Convertible Preferred Stock; (v) declare or pay any dividend on any other class or series of stock of the Corporation; (vi) purchase, redeem, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or direct or permit any subsidiary of the Corporation to purchase or otherwise acquire, any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, directors or consultants pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; (vii) incur any debt; (viii) sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets; (ix) agree to the sale of the Company to another person or entity, or enter into any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is transferred; (x) merge or consolidate with or into any other entity; (xi) except as provided in Section 5(B) increase or decrease the number of authorized directors of the Corporation which are permitted or which are fixed (through board resolution or otherwise); (xii) issue any equity securities, or options or warrants to purchase any equity securities of the Corporation where the Company contractually covenants to provide the investors with rights that are in addition to those shared by all holders of Common Stock or (xi) effect an initial public offering of the securities of the Corporation at a price per share of less than $8.00 or if the gross proceeds to the Company are less than $12,000,000; provided, however, that the Corporation shall not be restricted by Subsection 9(B) with respect to the creation of a new class or series of shares of Preferred Stock on a parity with the Convertible Preferred Stock if shares of such new class or series are issued only to Institutional Investors in an offering approved by the Board of Directors. ("Institutional Investor" for purposes of this Section 9; (a) any organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, which has total assets of not less than $5,000,000 according to its most recent audited financial statement; (b) any corporation which has a net worth on a consolidated basis according to its most recent audited financial statement of not less than $14,000,000; (c) any bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the Company, a self-employed individual retirement plan, or individual retirement account or (d) any wholly owned subsidiary of the entities identified in section 9(c) above.

        3.    The foregoing Amendment of Certificate of Determination, Rights and Preferences of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock has been duly approved by the Board of Directors.

        4.    The foregoing Amendment of Certificate of Determination, Rights and Preferences of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock has been duly approved by the required vote of shareholders of both classes of stock in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 1,607,919. The total number of outstanding shares of Series A Preferred Stock of the corporation is 357,143. No shares of Series B Preferred Stock of the corporation have been issued. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of both the Common Stock and the Series A Preferred Stock.

[space intentionally blank]

        We declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge. Executed at Irvine, California, on September 4, 1998.

/s/ JACK L. STEPHENS JACK L. STEPHENS, President

/s/ BRUCE H. HAGLUND BRUCE H. HAGLUND, Secretary
STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF ORANGE	)

        On this 4th day of September, 1998, before me, GLENDA J. BURTON, the undersigned Notary Public, personally appeared JACK L. STEPHENS and BRUCE H. HAGLUND personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

/s/ GLENDA J. BURTON Notary Public In and For Said County and State

BYLAWS

OF

VETERINARY PET SERVICES, INC.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICES.

        The board of directors shall fix and may from time to time change the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this State, and the Corporation has one or more business offices in this State, the board of directors shall fix and designate a principal business office in the State of California.

Section 2. OTHER OFFICES.

        The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS.

        Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

Section 2. ANNUAL MEETING.

        The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. The date so designated shall be within five (5) months after the end of the fiscal year of the Corporation and within fifteen (15) months after the last annual meeting. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3. SPECIAL MEETING.

        A special meeting of the shareholders may be called at any time by the board of directors, or by an officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

        If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time for such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4. NOTICE OF SHAREHOLDERS' MEETING.

        All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

        If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect material financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

        Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

        If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6. QUORUM.

        The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. ADJOURNED MEETING; NOTICE.

        Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

        When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting of the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING.

        The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of the majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or by the Articles of Incorporation.

        At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

        The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; except that such attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

        Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors (other than a vacancy created by removal of a director) that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect material financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS.

        For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.

        If the board of directors does not so fix a record date:

        (a)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived at the close of business, on the business day next preceding the day on which the meeting is held;

        (b)    The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 12. PROXIES.

        Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

Section 13. INSPECTORS OF ELECTION.

        Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

        These inspectors shall:

        (a)    Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

        (b)    Receive votes, ballots, or consents;

        (c)    Hear and determine all challenges and questions in any way arising in connection with the right to vote;

        (d)    Count and tabulate all votes or consents;

        (e)    Determine when the polls shall close;

        (f)    Determine the result; and

        (g)    Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1. POWERS.

        Subject to the provisions of the California Corporations Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

        (a)    Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

        (b)    Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings;

        (c)    Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

        (d)    Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received;

        (e)    Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

        The authorized number of directors shall be five (5) until changed by a duly adopted Amendment to the Articles of Incorporation or by an Amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS.

        Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to full a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. VACANCIES.

        A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

        Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

        Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the unanimous written consent of holders of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

        The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

        Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6. ANNUAL MEETING.

        Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place that the annual meeting of shareholders was held or at any other place that shall have been designated by the board of directors, for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 7. OTHER REGULAR MEETINGS.

        Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 8. SPECIAL MEETINGS.

        Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 9. QUORUM.

        A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. WAIVER OF NOTICE.

        The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if each director (a) has received notice of the meeting, (b) attends the meeting without protesting before or at the beginning of the meeting the lack of notice to such director, or (c) before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. Any such waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. ADJOURNMENT.

        A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. NOTICE OF ADJOURNMENT.

        Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

Section 13. ACTION WITHOUT MEETING.

        Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect of a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 14. FEES AND COMPENSATION OF DIRECTORS.

        Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. COMMITTEES OF DIRECTORS.

        The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

        (a)    the approval of any action which, under the California Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

        (b)    the filling of vacancies on the board of directors or in any committee;

        (c)    the fixing of compensation of the directors for serving on the board or on any committee;

        (e)    the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

        (f)    a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

        (g)    the appointment of any other committees of the board of directors or the members of these committees.

Section 2. MEETINGS AND ACTION OF COMMITTEES.

        Meetings and action of committees shall be governed by, and held and taken in accordance with the provisions of Article III of these Bylaws, Section 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver and notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 1. OFFICERS.

        The officers of the Corporation shall be a chairman of the board or president, or both, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. ELECTION OF OFFICERS.

        The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. SUBORDINATE OFFICERS.

        The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICER.

        Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

        Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in the notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES.

        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD.

        The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT.

        Subject to such supervisory powers, if any, as may be given by the Bylaws or the board of directors to the chairman of the board, if there be such an officer, the president shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws.

Section 8. VICE PRESIDENTS.

        In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws, and the president, or the chairman of the board if there is no president.

Section 9. SECRETARY.

        The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

        The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The secretary or assistant secretary, or if they are absent or unable to act or refuse to act, any other officer of the corporation shall give, or cause to be given, notice of all meetings of the shareholders, of the board of directors and of committees of the board of directors, required by the Bylaws or by law to be given. The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the Bylaws.

Section 10. CHIEF FINANCIAL OFFICER.

        The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the

Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1. AGENTS, PROCEEDINGS, AND EXPENSES.

        For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2. ACTIONS OTHER THAN BY THE CORPORATION.

        This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expense, judgments, finds, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 3. ACTIONS BY THE CORPORATION.

        This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

        (a)    In respect to any claim, issue or matter as to which that person shall have been adjudged to be liable to this Corporation in the performance of that person's duty to this Corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine.

        (b)    Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; and

        (c)    Of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of with or without court approval.

Section 4. SUCCESSFUL DEFENSE BY AGENT.

        To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. REQUIRED APPROVAL.

        Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

        (a)    A majority vote of a quorum consisting of directors who are not parties to the proceeding;

        (b)    Approval by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

        (c)    The court in which the proceeding is or was pending, on application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this Corporation.

Section 6. ADVANCE OF EXPENSES.

        Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7. OTHER CONTRACTUAL RIGHTS.

        Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8. LIMITATIONS.

        No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

        (a)    That it would be inconsistent with a provision of the articles of incorporation, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

        (b)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. INSURANCE.

        Upon and in the event of a determination by the board of directors of this Corporation to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this section.

Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.

        This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. This Corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive, and benefit plan, trust, and other provision for any or all of the directors, officers, and employees of the Corporation or any of its subsidiary or affiliated corporations, and to indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts, or provisions. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII

RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER.

        The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

        A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days' prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2. MAINTENANCE AND INSPECTION OF BYLAWS.

        The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this State, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

        The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 4. INSPECTION BY DIRECTORS.

        Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. ANNUAL REPORT TO SHAREHOLDERS.

        The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.

Section 6. FINANCIAL STATEMENTS.

        A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

        If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report, if any, shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

        The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

        The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 7. ANNUAL STATEMENT OF GENERAL INFORMATION.

        The Corporation shall, each year during the calendar month in which its Articles of Incorporation originally were filed with the California Secretary of State, or during the preceding five (5) calendar months, file with the Secretary of State of the State of California, on the prescribed form a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the number of vacancies on the board, if any, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in California, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

        For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.

        If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.

        All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

        The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or re-execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. CERTIFICATE FOR SHARES.

        A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. If the shares are subject to restrictions upon transfer, the restriction or restrictions shall also appear on the certificate. All certificates shall be signed in the name of the Corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5. LOST CERTIFICATES.

        Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

        The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7. EMPLOYEE STOCK PURCHASE PLANS.

        The Corporation may, upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, or for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to shareholders or employees of the Corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for services or otherwise. Any such plan before becoming effective must be approved or authorized by the board of directors of the Corporation.

        Such plan may include, among other things, provisions determining or providing for the determination by the board of directors, or any committee thereof designated by the board of directors, of:

        (a)    eligibility of employees (including officers and directors) and shareholders to participate therein,

        (b)    the number and class of shares which may be subscribed for or for which options may be granted under the plan,

        (c)    the time and method of payment therefor, shall be issued or sold,

        (d)    the price or prices at which such shares shall be issued or sold,

        (e)    whether or not title to the shares shall be reserved to the Corporation until full payment thereof,

        (f)    the effect of the death of a shareholder or an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the Corporation to repurchase the shares thereupon,

        (g)    restrictions, if any, upon the transfer of the shares, and the time limits, and termination of the plan,

        (h)    termination, continuation or adjustments of the rights of participating employees and shareholders upon the happening of specified contingencies, including increase or decrease in the number or issued shares of the class covered by the plan without receipt of consideration by the Corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the Corporation,

        (i)    amendment, termination, interpretation and administration of such plan by the board or any committee thereof designated by the board of directors, and

        (j)    any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the board of directors or any such committee.

Section 8. CONSTRUCTION AND DEFINITIONS.

        Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and natural person.

ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY SHAREHOLDERS.

        New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles of Incorporation; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. AMENDMENT BY DIRECTORS.

        Subject to the rights of the shareholders as provided in Section 1 of this Article IX, Bylaws, other than a Bylaw or an amendment to a Bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the board of directors.

CERTIFICATE OF SECRETARY
OF
VETERINARY PET SERVICES, INC.

        I, the undersigned, do hereby certify:

        1.    That I am the duly elected Secretary of VETERINARY PET SERVICES, INC., a California corporation; and

        2.    That the foregoing Bylaws, comprising twenty-one (21) pages, constitute the Bylaws of said Corporation as duly adopted by unanimous written consent of the Board of Directors.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on October 31, 2002.

/s/ BRUCE H. HAGLUND Bruce H. Haglund, Secretary

        (SEAL)

QuickLinks

  Exhibit 3
RESTATED ARTICLES OF INCORPORATION OF VETERINARY PET SERVICES, INC.
CERTIFICATE OF AMENDMENT AND RESTATEMENT OF CERTIFICATE OF DETERMINATION, RIGHTS AND PREFERENCES OF THE SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK OF VETERINARY PET SERVICES, INC.
BYLAWS OF VETERINARY PET SERVICES, INC.
CERTIFICATE OF SECRETARY OF VETERINARY PET SERVICES, INC.